UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange
Act of 1934

                    Report for Event: November 27, 1995

                               INDENET, INC.
          (Exact name of registrant as specified in its charter)

                 Delaware      0-1803468        0158367
           (State or other   (Commission     (IRS Employer
            jurisdiction of   File No.)       Identification No.)

       1640 North Gower Street, Los Angeles, California  90028
       (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (213)
466-6388

                              Not applicable
                         (Former name and address)




Item 1.  Changes in Control of Registrant.

     Not applicable.

Item 2.  Acquisition or Disposition of Assets.

     On September 11, 1995, IndeNet, Inc. (the "Company") entered into an Asset Purchase and Contribution Agreement (the "Acquisition Agreement") with Channelmatic, Inc., a California corporation (the "seller") pursuant to which the Company agreed to purchase most of the assets, business and operations of Channelmatic. A detailed description of the business and assets acquired by the Company is set forth below under the caption "Channelmatic, Inc." On November 27, 1995, the Company closed the transaction.

     Pursuant to the Acquisition Agreement, the Company formed a Delaware subsidiary (the "Channelmatic Subsidiary") that owns all of the purchased assets of Channelmatic and continues Channelmatic's operations. The Channelmatic Subsidiary operates under the "Channelmatic, Inc." name. (The seller has changed its name to "Killer Barn, Inc.") The Company owns 66.67% of the outstanding capital stock of the Channelmatic Subsidiary, and the seller (the Company formerly known as Channelmatic) owns 33.33% of the subsidiary's capital stock.

     The purchase price paid by the Company for its 66.67% interest in the Channelmatic Subsidiary consists of the following: (i) a $5,602,500 promissory note; and (ii) 1,530,000 unregistered shares of the Company's Common Stock. The common stock was valued at $2.82 per share (which price represents 70% of the average quoted price on the Nasdaq Stock Market of the Company's common stock). In addition, the Company agreed to contribute $3,000,000 to the capital of the Channelmatic Subsidiary, which amount is payable over an 18-month period with interest at an 8.0% annual rate. On November 27, 1995, the Company made a $750,000 payment on this note. The Company also has obtained a five-year option (the "Option") to purchase some or all of the remaining 33.33% interest in the Channelmatic Subsidiary for a purchase price of up to $6,000,000 on a pro rata basis. The option price is required to be paid in cash.
However, at the option of the holder of the 33.33% interest, up to 50% of the Option exercise price may be paid in shares of the Company's Common Stock in lieu of cash. If the Option is exercised during the first three years following the acquisition of Channelmatic, the number of shares, if any, to be issued by the Company upon the exercise of the foregoing Option shall be based on a value equal to the midpoint between the then-current trading price of the Common Stock and $2.00 per share. If the Option is exercised during the fourth or fifth year of the Option, the shares to be issued, if any, will be valued at $2.00 per share. The cost of the option is $110,000 and must be renewed annually at the same price.

     The $5,602,500 loan bears interest at a rate of 8% per annum. A $2,000,000 principal payment is due on January 5, 1996. Commencing in July, 1996, the Company will make monthly payments of principal and interest equal to $70,613. Based on the foregoing payment schedule, the entire promissory note will be paid in full within 72 months after the closing date of the acquisition. The Company's obligations under the promissory note are secured by a lien on the Company's 66.67% capital stock interest in the Channelmatic Subsidiary, a blanket lien on substantially all of the Channelmatic Subsidiary's assets, and by a guaranty of the Channelmatic Subsidiary.

     In connection with the Acquisition Agreement, certain principal shareholders of the Company are required to vote the shares of the Company's Common Stock owned by them in favor of the election of William D. Killion, or any other designee of the seller, to the Board of Directors of the Company. The foregoing voting arrangement shall remain in effect until the option to purchase the 33.33% of the Channelmatic Subsidiary is exercised or Mr. Killion's employment with the Channelmatic Subsidiary is terminated, whichever is later. Mr. Killion was the Chairman of the Board, Chief Executive Officer and sole shareholder of the Seller. Pursuant to an employment agreement entered into between Mr. Killion and the Channelmatic Subsidiary, Mr. Killion will serve as the Channelmatic Subsidiary's Chairman of the Board and an advisor to the Channelmatic Subsidiary until the Option is exercised. Mr. Killion's annual salary shall be $90,000 per year for the first five years of employment and, if he is still employed thereafter, will increase to $200,000 per year.

     The Company expects to fund its obligations under both the $5,602,500 and $3,000,000 promissory notes from existing capital resources and operating cash flow.

                           Channelmatic, Inc.

     Channelmatic was originally formed in 1974. Channelmatic is a leading manufacturer and integrator of television automation systems for the application of analog and digital advertising insertion, custom switching and program playback. Today
Channelmatic has approximately 65 employees.

     Channelmatic is headquartered in Alpine, CA where it occupies three facilities totaling 20,000 square feet of office, storage, and manufacturing space. One of the facilities is leased from Mr. Killion.

Products:

     Channelmatic manufactures over 100 products and resells many others as integral parts of their complete system solutions. These products are divided into three categories: advertisement insertion systems, custom time/tone-audio/video control and switching and television system accessories. The advertisement insertion system line has grown to be the largest of the three product lines.

     Channelmatic recently developed a digital video version of its analog VCR based advertisement insertion system. This design allows its installed base to upgrade to a digital platform at a lower cost than the competition. In addition to this first generation digital product, Channelmatic is developing an advanced video-file-server based system. It is intended to meet the future needs of the market by providing substantially greater storage capacity for hours of programming and advertisements at the lowest price. Lower cost and more compact systems enable the cable operator to economically zone advertising to specific neighborhoods. Zoning enables the operators to earn revenue from new sources such as local grocery stores.

     Channelmatic has been working closely with Sony Electronics and Silicon Graphics Inc. (SGI). Sony and Channelmatic have recently introduced the Videostore, a digital file server. Channelmatic has integrated its system control software and switching automation hardware into Sony's file server, creating a digital video server capable of storing and replaying as many as 3,800 television commercials. SGI is an expert in high speed computers needed for the storage and playback of digital video files. Channelmatic has been working with SGI for the past two years, guiding the development of an economical yet powerful platform. Also, AT&T is currently selling Channelmatic products in Taiwan. These relationships are non-exclusive and allow Channelmatic the freedom to integrate the new technology which best serves its customers' needs.

     Channelmatic's plan is to focus its resources on the development of additional digital products and on the promotion of its products toward the rapidly expanding international markets.

     Channelmatic also provides turnkey system solutions which incorporate proprietary as well as third party products (less than 30% of revenues). The large variety of switching and control equipment manufactured by Channelmatic provide unique solutions not offered by the competition.

Adcart - The Adcart is the most widely sold analog advertisement insertion system on the market. The Channel Control Unit (CCU) is the core component of the Adcart system. The CCU is a self-contained computerized product which provides schedule processing, verification logging, device control (for the VCR), audio/video switching and cue signaling. The product is a complete television automation system in a single package. Each CCU provides advertisement insertion or program playback on two cable channels. Over 4,000 of these units are in operation.

Adcart/D - The Adcart/D allows the installed base to upgrade to digital. Its unique architecture offers the choice of Peer-to-Peer or Client-Server system design. Peer-to-Peer provides single-channel integrity - no one component failure can cause total system shutdown. Adcart/D's modularity allows economical entry into the market and ease of expansion.

     Channelmatic is the only company offering two levels of digital insertion equipment. The lower cost model offers smaller file sizes to reduce storage and transmission costs. The higher priced model meets MPEG 2 standards and offers high quality video needed for large market systems.

Li'l Moneymaker - "The Li'l Moneymaker" is the most widely used sequential playback advertisement insertion system. This product is a self-contained device which controls one VCR and inserts advertisements on a single channel at a very low price. The success of the product has been in its simplicity and low cost operation. No competitor offers a similar product. There are approximately 3,500 Li'l Moneymakers in use today.

1000 Series - The 1000 Series is a line of audio/video switching and control products packaged in a one and one-half inch rack-mount enclosure. These are accessory products used when building audio/video systems. Functions offered are: audio/video switching, distribution, quality detection, bypass switching, real-time clock control, and DTMF tone detection.

3000 Series - The 3000 Series is a line of audio/video switching and control products packaged in a three and one-half inch frame. Functions are performed by individual modules which plug into the frame. The frames and modules are custom wired to provide functions specific to the customers needs. None of Channelmatic's advertisement insertion competitors offer products like the 1000 Series and 3000 Series.

Video File Server - Channelmatic is developing an advanced video file server based advertisement insertion system. The design will provide the optimum architecture for large systems. Only one high speed computer is used in the system. Hard disk storage is minimized because the system does not stage spots, but all spots are played from a central storage unit.

New Product Development - Channelmatic has developed a new low cost version of its Adcart/D product called Digital-Lite. It will utilize the latest development in low cost MPEG-II digital video compression. The Digital-Lite product is focused toward upgrading the Li'l Moneymaker systems to digital.

     Channelmatic is also developing a new digital ad insertion product called the MVP. This product will integrate with the new Sony Videostore file-server and other popular video file-servers. Sony is planning to sell the MVP product for Channelmatic, as a value added reseller. This product will be available in production quantities in the second quarter of 1996.

Operations:

     The primary function of the Operations Department is to serve as a total support group, supplying products, services and resources to fulfill marketing and sales requirements at a profit. The Operations Department consists of six areas:
Engineering, Engineering Services, Manufacturing, Material Control, Purchasing and Maintenance.

Engineering - Engineering's technical staff includes project management and control, system design engineers, electrical and electronic engineers, computer scientists and computer programmers. Professional specialties of the staff are advertisement insertion systems and equipment, system design and integration, analog and digital circuit design, wide-area and local-area networks, rapid motion audio/image encoding and decoding.

Engineering Services - Engineering Services is managed by an industrial manufacturing engineer specifically trained in computerized manufacturing systems.

Manufacturing - Manufacturing consists of two major groups, production assembly and production test. The production group is responsible for printed circuit board assembly, mechanical sub-assembly, harnessing and cabling, finished product assembly, custom system assembly, and turnkey system assembly and cabling. Contract manufacturers are used for all metal fabrication and approximately 25% of PCB assembly. Production-Test pre-tests stocked sub-assemblies, final assemblies, custom systems, and turnkey systems. All products undergo extensive test procedures and are subjected to a 24 to 48 hour testing period. Assembled turnkey and custom systems under-go complete diagnostic test and testing procedures before shipment. Manufacturing personnel cross train to enhance flexibility in the manufacturing process. Production processes and controls are continually reviewed for cost savings and improvements. Production schedules are maintained through the shop floor control module of Channelmatic's MRP system. Daily work center priority reports ensure priorities are known and manufacturing schedules adhered to. High employee retention rates aid in maintaining a 95% labor force utilization. Tracking of labor and manufacturing variances through the shop floor control module allow on-line access to manufacturing costs.

Material Control - Material control consists of three areas, master scheduling and production planning, inventory control, and shipping and receiving. The Material Control Department is responsible for master scheduling of finished goods production planning and labor tracking, inventory control, and shipping and receiving operations. Because the Company primarily ships to the end-user, a two to three month supply of finished goods is maintained.

Sales & Marketing:

     Sales management is divided into domestic and international sales. The domestic sales unit is centrally managed by a Director of Sales located at corporate headquarters. The director oversees the planning of sales activities of three geographically located regional sales offices. In addition to planning and sales management, the Director of Sales maintains corporate contact with larger customers. The regional offices develop and maintain the contact at the local level and participate in calls to customer corporate head quarters in conjunction with the sales director.

     Channelmatic has three regional sales offices located in California, Wisconsin, and Georgia. In addition to these offices, Channelmatic has a staff of nine marketing and sales personnel in Alpine. Domestic sales are either direct to end user or through a system integrator such as Sony on large scale projects.

     Channelmatic's push into digital advertisement insertion is proceeding rapidly. Through November 1995, approximately $15 million of digital systems had been shipped worldwide. Digital customers to date through November include: Telewest (U.K.), Nynex (U.K.), Time Warner Cable (Milwaukee Interconnect), T.C.I.'s Telecable (Greenville/Spartanburg), South Korean Cable Operators, Booth Communications (Birmingham, MI) USSB (Minnesota), Century Cable (Owensboro, KY), C-TEC Cable (Summerville, NJ), TV Cable (Guayaquil, Ecuador), Prime Cable (Las Vegas, NV), Rogers Cable (Toronto, ON), Singapore Cablevision (Singapore), TPC Cable TV (Puerto Rico), and Sonic Cable (Logen, UT). These customers represent 565 channels at 48 cable headends.

     Channelmatic began pursuing the international market two years ago and now has seven international sales representatives located in the United Kingdom (Trilithic), South Korea (Joong
Won), Taiwan (AT&T), Latin America (AT&T and Power & Telephone), Spain (KROP), Canada (ISI). In the United Kingdom, Channelmatic has captured eighty percent market share totaling sales of $1.1 million in 1993-94. In South Korea, Channelmatic has captured ninety percent market share totaling $2.0 million in sales in 1994 and 1995 to date.

Competition:

     Competition in the existing and emerging digital advertisement insertion markets is coming from three sources: 1) established providers of analog advertising equipment such as Texscan; 2) start-up companies focusing on the new digital opportunity such as StarNet and SeaChange; and 3) major electronics companies such as Digital Equipment Corporation.

     Although each of these companies is developing technology that could compete with Channelmatic, their entry into the industry is beneficial to Channelmatic and to the Company. These competitors are furthering the development of better advertising receipt and storage devices. That is, they are primarily developing better mailboxes for receiving and holding digital advertising at the local cable stations. Channelmatic's expertise in advertising insertion controller technology would be complemented by the development of better mailboxes just as it benefited from better VCR's in the past. Channelmatic will take these improved storage devices and integrate them into the larger network in conjunction with its own technology, both at the local advertising insertion controller level and in communications with the network. Thus, Channelmatic gains systems integration business while the Company benefits from better tools for the network. Ultimately, these storage devices should be large enough to hold programming as well.

     During 1994 there was a considerable amount of positioning, and repositioning, as the various participants attempted to establish a market lead in digital technology, which has yet to be clearly defined; but it is likely that 1995 will see an acceleration in shipments of digital advertisement insertion equipment from numerous vendors. A concern of established participants is the entry of major electronics companies into the business as well as the partnering of interconnects and phone companies seeking a position in the industry.

Strategy:

     Channelmatic's main focus is to advance the technology needed to transition to digital advertisement insertion. A second goal is to develop ancillary products to promote its core advertisement insertion product line in the domestic and international markets.

     With the acquisition of Channelmatic, the Company's strategy is to integrate the many disparate elements of the advertising and program distribution process into one seamless, automated Digital Broadcast Satellite Network ("The IndeNet"-TM). This process is already well underway with the pairing of Mediatech's advertising client relationships with Channelmatic's technology. The goal of The IndeNet-TM is to become a complete service provider for advertisers, program syndicators and specialty program providers. When fully implemented, The IndeNet-TM is expected to reduce, and ultimately virtually eliminate, the cost of video tape stock, air freight and video duplication labor and equipment; a cost equaling approximately 50% of total revenues. Thus, with The IndeNet-TM, distribution of television advertisements to target geographic markets, even very small local markets, would be practical because it would not require the costly editing, duplication and physical delivery costs associated with the current analog duplicate and ship process.

     By substantially lowering the cost and increasing the speed with which television advertising and programming can be distributed, the Company will have a competitive advantage. Mediatech has already implemented a Master Acquisition Plan ("MAP") system that gives it a twenty-four hour advantage over much of its competition. Video taped "masters" of finished edited commercials can be instantaneously transmitted via fiber optic cable in a digitally compressed format to Mediatech's headquarters in Chicago from any one of ten metropolitan centers. Point of purchase, motion picture merchandising tie-ins, and seasonal or holiday sales campaigns are extremely time sensitive and will benefit from the one-day advantage.

Item 3.  Bankruptcy or Receivership

     Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

     Not applicable

Item 5.  Other Events.

     Not applicable

Item 6.  Resignations of Registrant's Directors.

     Not applicable

Item 7.  Financial Statements and Exhibits.

Pro Forma and Historical Financial Statements for Channelmatic,
Inc. will be filed not later than 60 days after the filing date.

  Exhibit No.    Description

  10.1      Channelmatic Asset Purchase and Contribution
Agreement - Incorporated by Reference to Exhibit 10.1 to From 8-K filed October 11, 1995

  10.2      Amendment No. 1 to Channelmatic Agreement -
___________

Item 8.  Change in Fiscal Year.

     Not applicable.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INDENET, INC.

Date:  December 11, 1995             /s/ Lewis K. Eisaguirre
                                     Lewis K. Eisaguirre
                                Its: Chief Financial Officer and
                                     Secretary